Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Accounting Firms” and to the incorporation by reference of our report dated February 12, 2016 in the prospectus included in the amendment no. 1 to the Registration Statement on Form F-10 of Emera Incorporated for the registration of unsecured, subordinated notes and first preferred shares.

Halifax, Canada	/s/ Ernst & Young LLP
June 8, 2016	Chartered Accountants